                                                                   EXHIBIT 10.13
                                                                  Execution Copy


                                 LOAN AGREEMENT

                                    BETWEEN

                            MICHIGAN STRATEGIC FUND

                                      AND

                          ATMOSPHERE ANNEALING, INC.



                                   $2,510,000
                            MICHIGAN STRATEGIC FUND
                    VARIABLE RATE DEMAND LIMITED OBLIGATION
                           REVENUE BONDS, SERIES 1997
                      (ATMOSPHERE ANNEALING, INC. PROJECT)


                          DATED AS OF DECEMBER 1, 1997



The interest of the Michigan Strategic Fund, the Issuer, subject to certain specified exclusions in this Loan Agreement has been assigned to First of America Bank, N.A., as Trustee under a Trust Indenture dated as of December 1, 1997.

                                  TABLE OF CONTENTS

ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Page 2
     Section 1.1. Definitions.  . . . . . . . . . . . . . . . . . . . . . . .  Page 2
     Section 1.2. Rules of Interpretation.  . . . . . . . . . . . . . . . . .  Page 4
     Section 1.3. Headings. . . . . . . . . . . . . . . . . . . . . . . . . .  Page 4
     Section 1.4. Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . .  Page 4

ARTICLE II REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  Page 5
     Section 2.1. Representations of the Issuer.  . . . . . . . . . . . . . .  Page 5
     Section 2.2. Representations of the Obligor. . . . . . . . . . . . . . .  Page 5

ARTICLE III CONSTRUCTION AND EQUIPPING OF THE PROJECT;
ISSUANCE OF THE BONDS . . . . . . . . . . . . . . . . . . . . . . . . . . .   Page 11
     Section 3.1. Construction and Equipping of the Project.  . . . . . . .   Page 11
     Section 3.2. Agreement to Issue Bonds; Application of Bond Proceeds. .   Page 12
     Section 3.3. Approvals and Permits.  . . . . . . . . . . . . . . . . .   Page 12
     Section 3.4. Title.  . . . . . . . . . . . . . . . . . . . . . . . . .   Page 12
     Section  3.5. Investment of  Moneys in  the Construction Fund  and the
                   Bond Fund. . . . . . . . . . . . . . . . . . . . . . . .   Page 12
     Section 3.6. Additional Bonds. . . . . . . . . . . . . . . . . . . . .   Page 13
     Section 3.7. Issuer Makes No Warranties Regarding the Project. . . . .   Page 13

ARTICLE IV REPAYMENT PROVISIONS . . . . . . . . . . . . . . . . . . . . . .   Page 13
     Section 4.1. The Loan. . . . . . . . . . . . . . . . . . . . . . . . .   Page 13
     Section 4.2. Repayment of the Loan and Payment of Other Amounts Payable. Page 13
     Section 4.3. No Defense or Setoff--Unconditional Obligation. . . . . .   Page 15
     Section 4.4. Assignment and Pledge of Issuer's Rights. . . . . . . . .   Page 15
     Section 4.5. Obligor's Performance Under Indenture.  . . . . . . . . .   Page 16
     Section 4.6. Mandatory Purchase of the Bonds by the Obligor. . . . . .   Page 16

ARTICLE V SPECIAL COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . .   Page 16
     Section  5.1.  Issuer's, Trustee's, and Bank's Right of Access to the
          Project.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Page 16
     Section  5.2.  Obligor to Maintain Existence; Conditions Under Which
                    Exceptions Permitted. . . . . . . . . . . . . . . . . .   Page 16
     Section 5.3. Indemnification Covenants.  . . . . . . . . . . . . . . .   Page 16
     Section 5.4. Insurance.  . . . . . . . . . . . . . . . . . . . . . . .   Page 19
     Section 5.5. Eminent Domain. . . . . . . . . . . . . . . . . . . . . .   Page 19
     Section 5.6. Application of Net Proceeds of Insurance and Eminent
                  Domain. . . . . . . . . . . . . . . . . . . . . . . . . .   Page 19
     Section 5.7. Maintenance and Repair. . . . . . . . . . . . . . . . . .   Page 19
     Section 5.8. Qualification in State. . . . . . . . . . . . . . . . . .   Page 20
     Section 5.9. Letter of Credit. . . . . . . . . . . . . . . . . . . . .   Page 20
     Section 5.10. Issuer's Limited Liability.  . . . . . . . . . . . . . .   Page 20
     Section 5.11. Compliance with Laws.  . . . . . . . . . . . . . . . . .   Page 20

ARTICLE VI EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . .   Page 21
     Section 6.1. Events of Default.  . . . . . . . . . . . . . . . . . . .   Page 21
     Section 6.2. Remedies on Default.  . . . . . . . . . . . . . . . . . .   Page 22
     Section 6.3. Agreement to Pay Attorneys' Fees and Expenses.  . . . . .   Page 23
     Section 6.4. No Remedy Exclusive.  . . . . . . . . . . . . . . . . . .   Page 23
     Section 6.5. No Additional Waiver Implied by One Waiver. . . . . . . .   Page 23


ARTICLE VII PREPAYMENT OF LOAN PAYMENTS . . . . . . . . . . . . . . . . . .   Page 24
     Section 7.1. Obligation to  Prepay the Loan Payments Upon  Determination
                  of Taxability. . .. . . . . . . . . . . . . . . . . . . .   Page 24
     Section 7.2. General Option to Prepay the Loan Payments. . . . . . . .   Page 24
     Section 7.3. Extraordinary Optional Prepayment.  . . . . . . . . . . .   Page 24
     Section 7.4. Prepayment from Construction Fund.  . . . . . . . . . . .   Page 25
     Section 7.5.  Obligation to  Prepay Loan Payments  on Failure  to Renew
                   or Replace Letter of Credit. . . . . . . . . . . . . . .   Page 25
     Section 7.6. Notice of Prepayment. . . . . . . . . . . . . . . . . . .   Page 25

ARTICLE VIII RECORDING AND FINANCING STATEMENTS . . . . . . . . . . . . . .   Page 25
     Section 8.1. Recording and Financing Statements. . . . . . . . . . . .   Page 25

ARTICLE IX MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . .   Page 26
     Section 9.1. Notices.  . . . . . . . . . . . . . . . . . . . . . . . .   Page 26
     Section 9.2. Assignments.  . . . . . . . . . . . . . . . . . . . . . .   Page 27
     Section 9.3. Severability. . . . . . . . . . . . . . . . . . . . . . .   Page 27
     Section 9.4. Execution of Counterparts.  . . . . . . . . . . . . . . .   Page 27
     Section 9.5. Amounts Remaining in Any Fund or With Trustee.  . . . . .   Page 27
     Section 9.6. Amendments, Changes, and Modifications. . . . . . . . . .   Page 28
     Section 9.7. Governing Law.  . . . . . . . . . . . . . . . . . . . . .   Page 28
     Section 9.8. Authorized Obligor Representative.  . . . . . . . . . . .   Page 28
     Section 9.9. Term of Loan Agreement. . . . . . . . . . . . . . . . . .   Page 28
     Section 9.10. Binding Effect.  . . . . . . . . . . . . . . . . . . . .   Page 29
     Section 9.11. References to Bank and Letter of Credit. . . . . . . . .   Page 29
     Section 9.12. Issuer Not Liable. . . . . . . . . . . . . . . . . . . .   Page 29
     Section 9.13. Continuing Disclosure. . . . . . . . . . . . . . . . . .   Page 29
     Section 9.14. Redemption of Bonds  . . . . . . . . . . . . . . . . . .   Page 29

EXHIBIT A Description of Project  . . . . . . . . . . . . . . . . . . . . .  Page A-1

EXHIBIT B Project Site  . . . . . . . . . . . . . . . . . . . . . . . . . .  Page B-1

EXHIBIT C Requisition Certificate . . . . . . . . . . . . . . . . . . . . .  Page C-1

EXHIBIT D Completion Certificate  . . . . . . . . . . . . . . . . . . . . .  Page D-1


                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (the "Loan Agreement") dated as of December 1, 1997, by and between the MICHIGAN STRATEGIC FUND, a public body corporate and politic of the State of Michigan established and created pursuant to Act 270 of the Public Acts of Michigan of 1984, as amended (the "Issuer"), and ATMOSPHERE ANNEALING, INC. (the "Obligor");

                                   RECITALS:

     A. The Issuer is authorized and empowered by the Act to make loans to pay the costs of a project, all as described in the Act, for purposes of assisting business enterprises in obtaining additional sources of financing and to aid the State of Michigan (the "State") in achieving the goal of long-term economic growth and full employment and otherwise achieving the objectives of the Act; and

     B. The Issuer is authorized by the Act to issue revenue bonds to finance all or part of the cost of a project, which bonds are to be payable solely as provided in this Loan Agreement and in a Trust Indenture between the Issuer and First of America Bank, N.A., as trustee (in such capacity, the "Trustee"), dated as of December 1, 1997 (the "Indenture"); and

     C. The Obligor desires to acquire and install equipment in manufacturing facilities of the Obligor located in the City of Lansing, Ingham County, Michigan (as further described in Exhibit A, the
"Project").   The  Obligor will  own the Project and will use the buildings and real property  together with the new machinery and  equipment  for
manufacturing  operations   providing  heat  treating  services, phosphate and
zinc coating and shearing/sawing operations of bar steel to the forging and cast iron (primarily automotive) industries. The Issuer will issue and sell its Bonds (as defined below) and loan the money to the Obligor for the financing of the Project and other expenses incidental thereto pursuant to and in compliance with the Act, provided, however, that the Project Costs and the cost of all acts and requirements incident thereto shall be paid solely from the proceeds of the sale of the Bonds or from moneys provided by the Obligor; and

     D. The Issuer has authorized the issuance of, and agrees with the Obligor to issue, its Variable Rate Demand Limited Obligation Revenue Bonds, Series 1997 (Atmosphere Annealing, Inc. Project) in the principal amount of $2,510,000 (the "Bonds"); and

     E. The proceeds from the sale of the Bonds will be used for the purpose of defraying the costs of the Project; and

     F. Under the terms of this Loan Agreement, the Obligor will make Loan Payments, and will be responsible for paying all costs of issuance of the Bonds and the Issuer's obligation with respect to the Bonds is subject to the limitations that principal of and interest on the Bonds and any other costs or pecuniary liability relating to the Bonds, the Loan or any proceeding, document, or certification incidental to the foregoing, shall never constitute nor give rise to a charge against the credit or taxing powers of the State or any agency thereof or general funds or assets of the Issuer (including funds pertaining to other loans or activities of the Issuer), but shall be a limited obligation of the Issuer payable only as provided in this Loan Agreement and the Indenture.

     NOW,  THEREFORE,  in   consideration  of  the  respective
representations and agreements herein contained, the parties hereto agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur shall not constitute an indebtedness, debt or liability or loan of credit of the Issuer, the State or any other political subdivision thereof, or a charge against their general credit or taxing powers within the meaning of any constitutional or statutory limitation, but shall be payable solely out of the proceeds derived from this Loan Agreement or the Project, the sale of the Bonds, the income from the temporary investment thereof and moneys derived from drawings under the Letter of Credit, all as herein provided):


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1. DEFINITIONS. All words and phrases defined in Article XV of the Indenture shall have the same meanings in this Loan Agreement. In addition, the following words and phrases shall have the following meanings unless the context in which they are used shall indicate another or different meaning:

     "Act" means the Michigan Strategic Fund Act, being Act 270 of the Public Acts of Michigan of 1984, as amended.

     "Authorized Obligor Representative" means the person at the time designated to act on behalf of the Obligor by written certificate furnished to the Issuer and the Trustee. That certificate may designate an alternate or alternates. In the event that all persons so designated become unavailable or unable to act and the Obligor fails to designate a replacement within ten days after such unavailability or inability to
act,   the  Trustee   may  appoint  an   interim  Authorized   Obligor
Representative until such time as the Obligor designates that person.

     "Bond Purchase Agreement" means, collectively, the Bond Purchase Agreement by and between the Issuer and Underwriter and approved by the Obligor and the Letter of Representation from the Obligor to the Issuer and the Underwriter.

     "Bond Resolution" means the resolution authorizing the issuance of the Bonds adopted by the Issuer on December 10, 1997.

     "Cost"  or  "Project  Cost"  means  the  cost  of  constructing,
acquiring  and installing   the  Project.   Cost   or  Project   Cost
includes  any   engineering, architectural, legal,  accounting,  financial, and other expenses incident to the construction, acquiring and installing of the Project.

     "Eminent Domain" means the taking of title to, or the temporary use of, the Project or any part thereof pursuant to eminent domain or condemnation proceedings, or any settlement or compromise of such proceedings or any voluntary conveyance of the Project or any part thereof during the pendency of, or as a result of or because of a threat of, such proceedings.





                                 LOAN AGREEMENT

     "Event of Default" means any occurrence or event specified as such in and defined as such by Section 6.1 hereof.

     "Indemnified Persons" has the meaning set forth in Section 5.3(a) hereof and "Indemnified Parties" has the meaning set forth in Section 5.3(d) hereof.

     "Investment Obligations" means any of the following: (i) obligations of the United States, its agencies, or United States government sponsored enterprises; (ii) obligations, the principal and interest of which are guaranteed by the United States or its agencies; (iii) obligations of a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia as described in Section 103(a) of the Code, as amended (these obligations must be rated in the highest three major grades as determined by at least one national rating service or be secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which itself or its debt is rated in the highest three major grades as determined by at least one
national  rating service); (iv)  banker's  acceptances,   commercial  accounts,
certificates  of   deposit,  or depository receipts  issued by a bank,  trust company, savings and loan association, savings bank, a credit union or other financial institution whose deposits are, as appropriate, insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration or any successor entities; (v) commercial paper rated at the time of purchase within the two highest classifications established by at least one national rating service, and which matures within 270 days after the date of issue; (vi) repurchase agreements against obligations itemized in (i) and (ii) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced and which obligations must be held in the custody of the Trustee or the Trustee's agent; (vii) any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in paragraphs (i) through (vi) above; (viii) an investment agreement or guaranteed investment contract
with a  provider whose   unsecured   long-term  debt   is  rated   within   the
two   highest  rating classifications established by at least one national rating service or an investment agreement or guaranteed investment contract which is guaranteed by an entity meeting the provider requirements described in this paragraph (viii); and (ix) Eurodollar time deposits in a bank or branch in the United States owned by a bank domiciled outside the United States (this type of investment must be in a bank with total assets of at least US $45,000,000,000 and with a long-term debt rating of at least "A3" (or its equivalent) by at least one national rating service).

     "Issuance Costs" mean a one-time issuance fee of the Issuer equal to $6,275 and items of expense payable or reimbursable directly or indirectly by the Issuer and related to the authorization, sale and issuance of the Bonds, which items of expense shall include, but not be limited to Issuer application fees, printing costs, costs of reproducing documents, filing and recording fees, initial fees and charges of the Trustee, the Tender Agent and any paying agents, bond discounts, legal fees and charges, professional consultants' fees, costs of credit ratings, fees and charges for execution, transportation and safekeeping of the Bonds, and other costs, charges and fees in connection with the foregoing.

     "Loan" means the loan made pursuant to Section 4.1 of this Loan Agreement.





                                 LOAN AGREEMENT

     "Loan Payments" means the amounts required to be paid by the Obligor pursuant to Section 4.2(a) hereof.

     "Municipality" means the City of Lansing, Ingham County, Michigan.

     "Person" or "persons" means natural persons, partnerships, limited liability companies, firms, associations, corporations and public bodies.

     "Project" means the Project described on Exhibit A to this Loan Agreement located on the real property described in Exhibit B to this Loan Agreement.

     "Underwriter" means First of America Securities, Inc.

     SECTION 1.2. RULES OF INTERPRETATION. For all purposes of this Loan Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Loan Agreement as a whole and not to any particular article, section or other subdivision.

          (b) The terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular, and the gender used shall include the other gender.

          (c) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

          (d) Any terms not defined herein, but defined in the Act shall have the same meaning herein, unless the context otherwise requires.

     SECTION 1.3. HEADINGS. The headings of the various articles and sections herein are for convenience only and shall not define or limit the provisions hereof.

     SECTION 1.4. EXHIBITS. The following Exhibits are attached to and by reference made a part of this Loan Agreement:

     Exhibit A: Description of Project.
     Exhibit B: Project Site.
     Exhibit C: Form of Requisition Certificate.
     Exhibit D: Form of Completion Certificate.





                                 LOAN AGREEMENT

                                   ARTICLE II

                                REPRESENTATIONS

     SECTION 2.1. REPRESENTATIONS OF THE ISSUER. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

          (a) The Issuer is a public body corporate and politic established and acting pursuant to the Act with full authority under the Act to issue the Bonds and execute and enter into this Loan Agreement and the Indenture.

          (b)  All  of  the   proceedings  approving  this  Loan  Agreement
     and the Indenture were conducted by the Issuer at meetings which complied with the Open Meetings Act, Act 267 of the Public Acts of Michigan of 1976, as amended.

          (c) No member of the Issuer is directly or indirectly a party to or in any manner whatsoever interested in this Loan Agreement, the Bond Purchase Agreement, the Bonds or the proceedings related thereunder.

          (d)  Neither the  execution  and  delivery  of  this  Loan
     Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement conflicts with or results in a breach of the terms, conditions or provisions of any restriction, agreement or instrument to which the Issuer is a party, or by which it or any of its property is bound, or constitutes a default under any of the foregoing.

     SECTION 2.2. REPRESENTATIONS OF THE OBLIGOR. The Obligor makes the following representations as the basis for the undertakings on its part herein contained:

          (a) The Obligor is a corporation duly organized under the laws of the State, and is qualified to conduct its business in the State, has the requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Loan Agreement, the Bond Purchase Agreement, the Remarketing Agreement and the Reimbursement Agreement and by proper action this Loan Agreement, the Bond Purchase Agreement, the Remarketing Agreement and the Reimbursement Agreement have been duly authorized, executed and delivered by, and, assuming due authorization by the other parties thereto, are valid and binding obligations of, the Obligor.

          (b)  Neither  the  authorization,  execution  or   delivery  of  this
     Loan Agreement, the Bond Purchase Agreement, the Remarketing Agreement and the Reimbursement Agreement, the consummation of the
     transactions  contemplated by this  Loan  Agreement,   the  Bond  Purchase
     Agreement,  the  Indenture,   the Remarketing Agreement  and the
     Reimbursement Agreement nor the fulfillment of or compliance with the terms and conditions of this Loan Agreement, the Bond Purchase Agreement, the Remarketing Agreement and the Reimbursement Agreement will require any consent or approval of the directors or shareholders of the Obligor which has not been obtained, result in a





                                 LOAN AGREEMENT
     breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Obligor is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Obligor prohibited under the terms of any instrument or agreement, or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Obligor, or of the articles of incorporation or bylaws of the Obligor.

          (c) The Obligor is not in default (i) under any order, writ, judgment, injunction, decree, determination or award or any indenture, agreement, lease or instrument or (ii) under any law, rule or regulation wherein such default could materially adversely affect the Obligor or the ability of the Obligor to perform its obligations under this Loan Agreement.

          (d) The Project conforms with all applicable zoning, planning, building, environmental and other regulations of the governmental authorities having jurisdiction of the Project and all licenses and approvals the Obligor requires to operate its facilities have been obtained from appropriate state and federal agencies and departments or, if not obtained on the date of this Loan Agreement, are expected to be obtained in the normal course of business at or prior to the time such authorizations, consents or approvals are required to be obtained.

          (e) The Project constitutes a "project" within the meaning of the Act which the Obligor intends to operate as a project throughout the term of this Loan Agreement as provided herein.

          (f) To the best of the knowledge of the Obligor, no authorizations, consents or approvals of governmental bodies or agencies are required in connection with the execution and delivery by the Obligor of this Loan Agreement, the Bond Purchase
     Agreement, the Remarketing Agreement or the Reimbursement Agreement or in connection with the carrying out by the Obligor of its obligations under this Loan Agreement, the Bond Purchase Agreement, the Remarketing Agreement or the Reimbursement Agreement which have not been obtained or, if not obtained on the date of this Loan Agreement, are expected to be obtained in the normal course of business at or prior to the time such authorizations, consents or approvals are required to be obtained.

          (g) There are no actions or proceedings pending or threatened before any court or administrative agency which will, in the reasonable judgment of the Obligor, materially adversely affect the ability of the Obligor to meet its obligations under this Loan Agreement, the Bond Purchase Agreement, the Remarketing Agreement or the Reimbursement Agreement.

          (h) No member, director or officer of the Issuer has any interest of any kind in the Obligor which would result, as a result of the issuance of the Bonds, in a





                                 LOAN AGREEMENT
     substantial financial benefit to such persons other than as a member of the general public of the State.

          (i) No portion of the proceeds of the Bonds will be used to provide any airplane, health club facilities, skybox or other private luxury box, facility primarily used for gambling, or store the principal business of which is the sale of alcoholic beverages for consumption off premises.

          (j) The Obligor has heretofore supplied the Issuer estimates of the Project Costs, the completion date and periods of usefulness of the Project. Such estimates were made in good faith and are fair, reasonable and realistic.

          (k) Its requisitions from the Construction Fund will be such that all of the property which is to be provided by the net proceeds of the Bonds will be owned by the Obligor.

          (l) No more than 2% of the proceeds of the Bonds will be used to finance Issuance Costs of the Bonds.

          (m) The average maturity of the Bonds does not exceed 120% of the average reasonably expected economic life of the facilities being financed by the Bonds, as determined pursuant to Section 147(b) of the Code.

          (n) The payment of principal of or interest on the Bonds is not guaranteed in whole or in part by the United States or any agency or instrumentality thereof. The Bonds are not issued as part of an issue a significant portion of the proceeds of which are to be used in making loans the payment of principal or interest with respect to which are to be guaranteed in whole or in part by the United States or any agency or instrumentality thereof, or invested directly or indirectly in federally insured deposits or accounts. The payment of principal of or interest on the Bonds is not otherwise indirectly guaranteed in whole or in part by the United States or any agency or instrumentality thereof within the meaning of Section 149(b) of the Code.

          (o) The Obligor will comply with the provisions of Section 148 of the Code.

          (p) The Obligor will not make any payments, or agreements to pay, to any party other than the United States an amount that is required to be paid to the United States under the rebate requirements under Section 148(f) of the Code by entering into any transaction that reduces the amount required to be paid to the United State because such transaction results in a smaller profit or a larger loss than would have resulted if the transaction had been at arm's length and had the yield on the Bonds not been relevant to either party. The Obligor will not acquire with the proceeds of the Bonds any certificate of deposit, investment contract, or any other type of investment at other than its "fair market value" as defined by the Code.

          (q) No event has occurred and no condition is existing with respect to the Obligor that would constitute an Event of Default under this Loan Agreement or that,





                                 LOAN AGREEMENT
     with the lapse of time or the giving of notice or both, would become an Event of Default under this Loan Agreement, the Bond Purchase Agreement or the Reimbursement Agreement.

          (r) No changes will be made in the Project and no actions will be taken by the Obligor that shall in any way impair the exclusion from gross income of interest on the Bonds for federal tax purposes.

          (s) The information furnished by the Obligor and used by the Issuer in preparing its Non-Arbitrage Certificate pursuant to the Code and the information statement pursuant to Section 149(e) of the Code (Form 8038), is accurate and complete as of the date of the issuance of the Bonds.

          (t)  After the expiration of any  applicable temporary period under
     Section 148(d)(3) of the Code, at no time during any bond year will the aggregate amount of gross proceeds of the Bonds invested in nonpurpose investments with a yield materially higher than the yield on the Bonds exceed 150% of the debt service on the Bonds for such bond year and
     the aggregate  amount of  gross proceeds  of   the  Bonds  invested  in
     nonpurpose investments with a yield materially higher than the yield on the Bonds, if any, will be promptly and appropriately reduced as the amount of principal of the Bonds Outstanding is reduced, provided, however, that the foregoing shall not require the sale or disposition of any nonpurpose investment if such sale or disposition would result in a loss which exceeds the amount which would be paid to the United States (but for such sale or disposition) at the time of such sale or disposition if a payment were due at such time.

          (u) The Obligor covenants to comply with the Tax Compliance Certificate. To the extent that the covenants in the Tax Compliance Certificate differ from those contained in this Loan Agreement, the covenants contained in the Tax Compliance Certificate shall control.

          (v) All of the proceeds of the Bonds will be expended on the Project and Issuance Costs or used for the redemption of Bonds pursuant to the Indenture.

          (w) The Obligor shall complete the Project as required by the Act as promptly as practicable, and shall cause to be paid all costs of the Project in excess of the moneys available therefor in the Construction Fund.

          (x) The Obligor expects to complete the Project within three years after the date of issuance of the Bonds.

          (y) The issue of Bonds is the only issue of obligations issued with respect to the Project pursuant to the provisions of Section 144(a)(9) of the Code.

          (z) The Project is reasonably expected to create approximately 23 new jobs in the Municipality.





                                 LOAN AGREEMENT

          (aa) All reimbursements to Obligor for Project Costs from proceeds of the Bonds shall be made in compliance with Treasury Regulations
     Section  1.150-2 (the "Reimbursement Regulations").

          (bb) At no time will any funds constituting gross proceeds of the Bonds be used in a manner as would constitute failure of compliance with
     Section 148 of the Code.

          (cc) In the event that there are any "rebatable arbitrage earnings" on the investment of the "gross proceeds" of the Bonds, if any, for purposes of Section 148 of the Code, the Obligor will take such action to compute, at such intervals as may be required to pay timely, such "rebatable arbitrage earnings" to the United States in satisfaction of the requirements of Section 148 of the Code.

          (dd) The Obligor will not sell or cause to be sold any other obligations issued by or on behalf of any state, territory or possession of the United States, or political subdivision of the preceding, or the District of Columbia on behalf of or for the benefit of the Obligor or any related person to the Obligor which are private activity bonds (within the meaning of Section 103(b) of the Code) within 15 days of the date of sale of the Bonds pursuant to a common plan of financing with the Bonds and which will be paid from the same source of funds as the Bonds without (a) delivering a certificate to Bond Counsel and the Attorney General of the State to the effect that such obligations, when aggregated with the Bonds, will not cause the Bonds or the aggregate issue to fail to meet the requirements of the Code, thereby impairing the tax-exempt status of the interest on the Bonds, (b) representing that the Obligor will take all actions within its control to insure that the tax-exempt status of the interest on such obligations, and the obligations as a whole, is maintained, and (c) obtaining an opinion of nationally recognized bond counsel, in a form acceptable to Bond Counsel and the Attorney General of the State, that the interest on such obligations is excluded from gross income for federal income tax purposes, unless the foregoing requirements are waived by Bond Counsel and by the Attorney General of the State. The Obligor represents that there are no such obligations as described above other than the Bonds.

          (ee) The Obligor covenants, for the benefit of itself, the Issuer and the owners from time to time of the Bonds, that it will not cause or permit any proceeds of the Bonds to be invested in a manner contrary to the provisions of Section 148 of the Code and that it will assume compliance with such provisions on behalf of the Issuer (including, without limitation, performing required calculations, the keeping of proper records and the timely payment to the Department of the Treasury of the United States, in the name of the Issuer, of all amounts required to be so paid by Section 148 of the Code) and the Obligor shall follow the procedures set forth in its Tax Compliance Certificate.

          (ff) None of the proceeds of the Bonds will be used to provide a facility the primary purpose of which is retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment. No portion of the proceeds of the Bonds will be used to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice





                                 LOAN AGREEMENT
     skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack.

          (gg) All or a major portion of the proceeds of the Bonds will be used directly or indirectly in the trade or business of the Obligor.

          (hh) No portion of the proceeds of the Bonds will be used for the acquisition of any property (or any interest therein) the first use of which was not pursuant to such acquisition. No portion of the proceeds of the Bonds will be used for the acquisition of land.

          (ii) The inducement resolution adopted by the Issuer on May 21, 1997, and the actions undertaken by the Issuer as contemplated hereby have induced the Obligor to develop the Project.

          (jj) The Project was not "placed in service" within the meaning of Regulation Section 1.150-2(d)(2)(ii) more than 18 months prior to the date of issuance of the Bonds.

          (kk) Not less than 95% of the net proceeds of the Bonds (including investment proceeds) will be expended for the construction, or improvement of land and the acquisition of machinery and equipment or property of a character subject to the allowance for depreciation within the meaning of Section 144(a)(1) of the Code paid or incurred in compliance with the Reimbursement Regulations and not less than 100% of the proceeds of the Bond were or will be used to pay costs as permitted by the Act.

          (ll) As of the date hereof, other than the Bonds, there are no other issues of bonds as defined in Section 144(a)(2) of the Code, the proceeds of which have been or will be used with respect to facilities located within the Municipality, the principal user of which is the Obligor or a "related person" as defined in Section 144(a)(3) of the Code.

          (mm) Neither the Obligor nor any test period beneficiary have or will have an aggregate allocable share (determined in accordance with the
     provisions of Section  144(a)(10)   of  the  Code)   of  outstanding  tax
     exempt industrial development bonds, including the Bonds, issued to finance facilities owned or used by the Obligor or such related person exceeding $40,000,000.

          (nn) The Obligor shall not sell a portion of the Project or lease or allow the sublease of a portion of the Project to any principal user who, together with related persons to such principal user, would cause the $40,000,000 limitation of Section 144(a)(10) of the Code to be exceeded.

          (oo) No nonexempt person or a related person (within the meaning of Section 147(a) of the Code), who was a substantial user (within the meaning of Section 147(a) of the Code) of the Project or any part thereof will receive directly or indirectly proceeds of the Bonds in an amount equal to 5% or more of the face amount of the Bonds in payment for its interest in the Project or any part thereof.





                                 LOAN AGREEMENT

          (pp) An amount equal to at least 15% of the Bond-financed portion of the cost of acquiring a used building (and the equipment therefor), if any, included in the Project shall be expended as "rehabilitation expenditures" with respect to any such acquired building (and the equipment therefor) for purposes of and within the meaning of
     Section 147(d) of the Code.

          (qq) None of the proceeds of the Bonds will be used directly or indirectly to provide residential real property for family units.

          (rr) None of the net proceeds of the Bonds, or any prior issue of bonds described in Section 144(a)(11) of the Code, has been or will be used to provide depreciable farm property.

          (ss) The Obligor will not permit capital expenditures in the Municipality by the Obligor and any principal user or related person, as such terms are defined in the Code, cumulatively, to exceed $10,000,000 during the period of six years beginning three years prior to the issuance of the Bonds and extending three years thereafter.

          (tt) The Project constitutes a manufacturing facility within the meaning of Section 144(a)(12)(C) of the Code.

          (uu) None of the proceeds of the Bonds shall be applied to any costs of the construction, acquisition or installation of the Project which were paid or incurred (within the meaning of Section 103 of the Code) more than 60 days prior to the inducement resolution adopted by the Issuer with respect to the Project on May 21, 1997. No person that is a substantial user of the Project or a related person (as those terms are defined in the Code) after the acquisition date was also a substantial user of the Project before March 22, 1997 (60 days prior to the date of the inducement resolution).

          (vv) The Project will not cause the transfer of employment of more than 20 full-time persons from one municipality of the State to the Municipality.


                                  ARTICLE III

                   CONSTRUCTION AND EQUIPPING OF THE PROJECT;
                             ISSUANCE OF THE BONDS

     SECTION 3.1. CONSTRUCTION AND EQUIPPING OF THE PROJECT.

         (a)  The Project will be implemented within the Municipality.

          (b) The Obligor will implement the Project and the Issuer shall have no responsibility or liability whatsoever with respect to the Project and the construction, acquisition and installation thereof. It is agreed and understood that the Obligor has entered into and executed and will enter into and execute all agreements and contracts necessary to assure and accomplish the actual construction, acquisition and installation





                                 LOAN AGREEMENT
     of the Project (and that the Issuer shall not execute any such agreements or contracts) and that the Obligor will carry out, pay, supervise, and enforce all such agreements and contracts, and will provide for such insurance on and in connection with the construction, acquisition and installation of the Project as it deems necessary or advisable or as is required by law, and this Loan Agreement. The Obligor shall pay, from proceeds from the sale and delivery of the Bonds made available to it pursuant to this Loan Agreement, and from any available income or earnings derived therefrom, and from other funds of the Obligor to the extent necessary, the entire Cost of the Project. The Obligor shall pay all taxes before they become delinquent, including specifically all sales taxes and ad valorem taxes, in connection with the Project and the construction, acquisition and installation thereof. The Issuer shall loan to the Obligor proceeds from the sale of the Bonds to be used by the Obligor to finance the Cost of the Project, in accordance with procedures established in the Indenture, including provisions for reimbursing the Obligor for paying all or any part of such Cost under the aforesaid agreements and contracts for the acquisition of the Project prior to the issuance of the Bonds, including the Requisition Certificate and Completion Certificate, the forms of which are attached hereto as Exhibits C and D. It is specifically provided, however, that none of the proceeds from the sale of the Bonds will be used to reimburse the Obligor for, or to pay (and the Obligor hereby covenants and agrees not to request reimbursement of or payment for) any part of the Cost of the Project if such use or payment would result in a violation of any of the Obligor's covenants contained in this Loan Agreement or in the Tax Compliance Certificate.

     SECTION 3.2. AGREEMENT TO ISSUE BONDS; APPLICATION OF BOND PROCEEDS. In order to provide funds to finance the Project, as provided in Section 4.1 hereof, and at the request of the Obligor, the Issuer agrees that, pursuant to the Indenture, it will issue, sell and cause to be delivered to the purchaser or purchasers thereof, the Bonds bearing interest, maturing and subject to prior redemption as set forth in the Indenture. The Issuer will make available the proceeds of the Bonds to the Obligor by depositing the proceeds of the Bonds in the Construction Fund pursuant to Section 4.03 of the Indenture. Disbursements of money on deposit in the Construction Fund shall be made in accordance with the conditions set forth in the Indenture.

     SECTION 3.3. APPROVALS AND PERMITS. The Obligor has obtained all permits necessary with respect to the construction, acquisition and installation of the Project or, if not obtained on the date of this Loan Agreement, are expected to be obtained in the normal course of business at or prior to the time those permits are required.

     SECTION 3.4. TITLE. Except as provided in this Loan Agreement, the Issuer shall have no other right, title, or interest in and to the Project. Except for making the proceeds of the Bonds available to the Obligor from the source and in the manner provided in this Loan Agreement, the Issuer shall not be responsible or liable in any manner for any claims, losses, damages, penalties, costs, taxes, or fines with respect to the acquisition, installation, construction, operation, maintenance or ownership of the Project.

     SECTION 3.5. INVESTMENT OF MONEYS IN THE CONSTRUCTION FUND AND THE BOND FUND. Any moneys held in the Construction Fund and the Bond Fund shall be invested or reinvested by the Trustee, at the written direction of the Authorized Obligor Representative as provided in





                                 LOAN AGREEMENT

Article VI of the Indenture, to the extent permitted by law, in Investment Obligations. Any such Investment Obligations may be purchased at the offering or market price thereof at the time of such purchase. The Trustee may make any and all such investments through its own investment department.

     The investments so purchased shall be held by the Trustee and shall be deemed at all times a part of the Construction Fund or the Bond Fund, as the case may be, and the interest accruing thereon and any profit realized therefrom shall be credited to such Fund and any net losses resulting from such investment shall be charged to such Fund and paid by the Obligor.

     SECTION 3.6. ADDITIONAL BONDS. The Issuer covenants that it shall not issue additional bonds on behalf of the Obligor without the prior written consent of the Bank, and an opinion of Bond Counsel and the Attorney
General of the State to the effect that the issuance of such additional bonds will not adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds Outstanding. The Obligor understands that the Issuer is under no obligation to issue additional bonds.

     SECTION 3.7. ISSUER MAKES NO WARRANTIES REGARDING THE PROJECT. The Issuer has not made an inspection of the Project, and makes no warranty or representation, express or implied or otherwise, with respect to the Project or the location, use, description, design, merchantability, fitness for use for any particular purpose, condition or durability thereof, or as to the quality of the material or workmanship therein, it being agreed that the Obligor is to bear all risks incident to the Project. The Issuer is to have no responsibility or liability for any defect or deficiency in the Project, whether patent or latent. The Issuer makes no warranty or representation that the moneys contained in the Construction Fund will be sufficient to pay all of the Project Costs attributable to the Project.


                                   ARTICLE IV

                              REPAYMENT PROVISIONS

     SECTION 4.1. THE LOAN. The Issuer covenants and agrees, upon the terms and conditions of this Loan Agreement, to loan the proceeds received from the sale of the Bonds to the Obligor in order to finance all or a part of the Cost of the Project. Pursuant to this covenant and agreement, the Issuer will issue the Bonds upon the terms and conditions contained in the Indenture and this Loan Agreement, and will loan the proceeds of the Bonds to the Obligor to be applied as provided in Article III hereof. These proceeds shall be disbursed by the Trustee to or on behalf of the Obligor as provided in Section 4.03 of the Indenture.

     SECTION 4.2. REPAYMENT OF THE LOAN AND PAYMENT OF OTHER AMOUNTS PAYABLE.

          (a) The Obligor covenants and agrees to make or cause to be made Loan Payments to the Trustee, as assignee of the Issuer, equal to the principal of, premium, if any, and interest on the Bonds for deposit by the Trustee in the Bond Fund, which shall at all times be sufficient to enable the Trustee to pay when due (whether at maturity or upon redemption prior to maturity or acceleration) the principal of, premium, if any,





                                 LOAN AGREEMENT
     and interest on the Bonds. All Loan Payments  shall be made or shall be on deposit in immediately available funds not later than 12:00 p.m., Detroit, Michigan, time on the Business Day on which such payment on the Bonds is to be made. The Excess Amount (as defined below) held by the Trustee in the Bond Fund on an Interest Payment Date shall be credited against the payment due on such date; and provided further, that, subject to the provisions of the immediately following sentence, if at any time the amount of Available Moneys held by the Trustee in the Bond Fund should be sufficient (and remain sufficient) to pay on the dates required the principal of, interest and premium, if any, on the Bonds then remaining unpaid, the Obligor shall not be
     obligated to make or cause to be made any further   payments  under   the
     provisions   of  this   Section   4.2(a).  Notwithstanding the  provisions
     of the preceding sentence, if on any date the Excess Amount held by the Trustee in the Bond Fund is insufficient to make the then required payments of principal (whether at maturity or upon redemption prior to maturity or acceleration), interest and premium, if any, on the Bonds on such date, the Obligor shall forthwith pay or cause to be paid such deficiency. The term "Excess Amount" as of any Interest Payment Date shall mean the amount of Available Moneys in the Bond Fund on such date in excess of the amount required for the payment of the principal of the Bonds which previously have matured at maturity or on a date fixed for redemption and premium, if any, on such Bonds in all cases where Bonds have not been presented for payment and paid, or for the payment of interest which has previously come due in all cases where interest checks have not been presented for payment and paid.

          If the Obligor shall fail to pay or cause to be paid any Loan Payments under this Section 4.2(a), the Loan Payment so in default shall continue as an obligation of the Obligor until the amount so in default shall have been fully paid.

          (b) To the extent they are not paid out of the Construction Fund, the Obligor shall pay to the Issuer the Issuer's fee at closing and all other Issuance Costs and the following within ten days of demand therefor, including but not limited to, (i) other out-of-pocket costs and expenses of the Issuer incidental to the performance of its obligations under this Loan Agreement, the Indenture and the Bond Purchase Agreement, to the extent not paid as Project Costs, and (ii) the out-of-pocket expenses of the Issuer related to the Project, or incurred by the Issuer in enforcing the provisions of this Loan Agreement and the Indenture.

          (c) The Obligor also agrees to pay to the Trustee and the Tender Agent (l) the initial acceptance fee of the Trustee and the Tender Agent and the costs and expenses, including reasonable attorneys' fees, incurred by the Trustee and the Tender Agent in entering into and executing the Indenture and the Tender Agreement, and (2) during the term of this Loan Agreement (i) an amount equal to the annual fee of the Trustee and the Tender Agent for the services of the Trustee and the Tender Agent rendered and its expenses incurred, under the Indenture and the Tender Agreement, including reasonable attorneys' fees, as and when the same become due, and (ii) the fees, charges and expenses of the Trustee, the Tender Agent, and the Bond Registrar, as and when the same become due.





                                 LOAN AGREEMENT

          (d) The Trustee is authorized and directed to draw moneys under the Letter of Credit in accordance with the provisions of the Indenture to pay the principal of, premium, if any (to the extent covered by the Letter of Credit), and interest on the Bonds if and when due, and any moneys derived from a drawing under the Letter of Credit shall constitute a credit against the obligation of the Obligor to make payments under subsection (a) of this Section 4.2.

          (e) If the date when any of the payments required to be made by this Section 4.2 is not a Business Day, then such payments may be made on the next Business Day with the same force and effect as if made on the normal due date, and no interest shall accrue for the period after such date through such next Business Day.

          (f) The Obligor agrees to pay the Remarketing Agent all fees and expenses (including reasonable attorneys' fees) due under the Remarketing Agreement.

     SECTION 4.3. NO DEFENSE OR SETOFF--UNCONDITIONAL OBLIGATION. The obligations of the Obligor to make the payments required in Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer, the Trustee or the Bank. During the term of this Loan Agreement, the Obligor shall pay the payments to be made in Section 4.2 hereof and all other payments required hereunder free of any deductions and without abatement, diminution or setoff other than those herein expressly provided. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Obligor: (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its agreements contained in this Loan Agreement; and (iii) will not terminate this Loan Agreement for any cause, including, without limiting the generality of the foregoing, its failure to complete the construction, acquisition and installation of the Project, the occurrence of any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or the State or any political subdivision thereof, or any failure of the Issuer, the Trustee or the Bank to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Loan Agreement, except to the extent permitted by this Loan Agreement.

     SECTION 4.4. ASSIGNMENT AND PLEDGE OF ISSUER'S RIGHTS. As security for the payment of the Bonds (including redemption payments), the Issuer will assign and pledge to the Trustee all right, title, and interest of the Issuer in and to this Loan Agreement, including the right to receive payments hereunder (except the right to receive payments, if any, under Sections 4.2(b), 5.3, 6.3, and 9.12 hereof and the rights to make determinations and receive notices as herein provided), and hereby directs the Obligor to make said payments directly to the Trustee. The Obligor herewith assents to such assignment and pledge and will make or cause to be made payments directly to the Trustee without defense or setoff by reason of any dispute between the Obligor and the Issuer, the Trustee or the Bank.





                                 LOAN AGREEMENT

     SECTION 4.5. OBLIGOR'S PERFORMANCE UNDER INDENTURE. The Obligor agrees, for the benefit of all Registered Owners, to do and perform all acts and things required in the Indenture to be done or performed by it.

     SECTION 4.6. MANDATORY PURCHASE OF THE BONDS BY THE OBLIGOR.

          (a) The Obligor agrees to purchase on the dates on which Bonds are to be purchased pursuant to the Demand Purchase Option, all of the Bonds or portions thereof properly delivered to the Tender Agent for purchase in accordance with the provisions of Section 1.04 of the Indenture, at a price equal to 100% of the principal amount thereof, plus accrued interest; provided, however, that if and to the extent all or a portion of those Bonds are remarketed by the Remarketing Agent, the Obligor shall be deemed to have satisfied its obligation to purchase the Bonds so tendered for purchase.

          (b) The Obligor shall satisfy the obligation set forth in paragraph (a) of this Section 4.6 by providing to the Trustee a Letter of Credit providing for the payment of the purchase price of Bonds.


                                   ARTICLE V

                        SPECIAL COVENANTS AND AGREEMENTS

     SECTION 5.1. ISSUER'S, TRUSTEE'S, AND BANK'S RIGHT OF ACCESS TO THE PROJECT. The Obligor agrees that during the term of this Loan Agreement the Issuer, the Trustee, the Bank, and their duly authorized agents shall have the right during regular business hours, with reasonable notice, to enter upon and examine and inspect the Project, provided that neither the Issuer, the Trustee, nor the Bank will materially disturb the business operations of the Obligor and each shall hold in confidence all confidential information, trade secrets, patents, and patentable information.

     SECTION 5.2. OBLIGOR TO MAINTAIN EXISTENCE; CONDITIONS UNDER WHICH EXCEPTIONS PERMITTED. Except as provided below, the Obligor agrees that during the term of this Loan Agreement it will maintain its existence and will
not  dispose  of all  or substantially all of  its assets.   The Obligor  may
consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it, provided that any surviving, resulting or transferee entity shall be qualified to do business in the State and shall assume in writing or by operation of law all of the obligations of the Obligor, under this Loan Agreement, the Reimbursement Agreement and the Remarketing Agreement.

     SECTION 5.3. INDEMNIFICATION COVENANTS.

          (a) The Issuer and its members, officers, agents, and employees (the "Indemnified Persons") shall not be liable to the Obligor for any reason. The Obligor shall indemnify and hold the Issuer and the Indemnified Persons harmless from any loss, expense (including reasonable counsel fees), or liability of any nature due to any and all





                                 LOAN AGREEMENT
     suits, actions, legal or administrative proceedings, or claims arising or resulting from, or in any way connected with:

               (1) the acquisition, operation, use or maintenance of the Project,

               (2) any act, failure to act, or misrepresentation by any person, firm, corporation, or governmental agency, including the Issuer, in connection with the issuance, sale, delivery or remarketing of the Bonds,

               (3) any act, failure to act, or misrepresentation by the Issuer in connection with this Loan Agreement, the Indenture, the Bond Purchase Agreement, or any other document involving the Issuer in this matter, or

               (4)  the  selection  and  appointment   of  firms  providing
          services related to the Bond transaction.

     If any suit, action, or proceeding is brought against the Issuer or any Indemnified Person, that action or proceeding shall be defended by counsel to the Issuer or the Obligor, as the Issuer shall determine. If the defense is by counsel to the Issuer, which is the Attorney General of the State or may, in some instances, be private, retained counsel, the Obligor shall indemnify the Issuer and Indemnified Persons for the reasonable cost of that defense including reasonable counsel fees. If the Issuer determines that the Obligor shall defend the Issuer or Indemnified Person, the Obligor shall immediately assume the defense at its own cost. The Obligor shall not be liable for any settlement of any proceeding made without its consent (which consent shall not be unreasonably withheld).

          (b) The Obligor shall not be obligated to indemnify the Issuer or any Indemnified Person under subsection (a), if a court with competent jurisdiction finds that the liability in question was caused by the willful misconduct or sole gross negligence of the Issuer or the involved Indemnified Person, unless the court determines that, despite the adjudication of liability but in view of all circumstances of the case, the Issuer or the Indemnified Person(s) is (are) fairly and reasonably entitled to indemnity for the expenses which the court considers proper.

          (c) The Obligor shall also indemnify the Issuer for all costs and expenses, including reasonable counsel fees, incurred in:

               (1)  enforcing  any  obligation   of  the  Obligor  under   this
          Loan Agreement or any related agreement,

               (2)  taking any action requested by the Obligor,

               (3)  taking  any   action  required  by   this  Loan
          Agreement, the Indenture, the Bond Purchase Agreement or any related agreement, or





                                 LOAN AGREEMENT

               (4) taking any action considered necessary by the Issuer and which is authorized by this Loan Agreement, the Indenture, the Bond Purchase Agreement, or any related agreement.

          (d) The Obligor also agrees to pay and to indemnify and hold harmless the Trustee, any person who "controls" the Trustee within the meaning of Section 15 of the Securities Act of 1933, as amended, and a any member, officer, agent, director, official and employee of the Trustee (collectively called the "Indemnified Parties") from and against, any and all claims, damages, demands, expenses, liabilities and losses of every kind, character and nature asserted by or on behalf of any person in connection with (i) the issuance, offering, sale, or delivery of the Bonds, the Indenture and this Loan Agreement and the obligations
     imposed   on  the  Trustee  hereby  and  thereby;  or the design,
     installation, operation, use, occupancy, maintenance, or ownership of the Project; (ii) any written statements or representations made or given by the Obligor or any of its directors, members, partners or employees to the Indemnified Parties, with respect to the Obligor, the Project, or the Bonds, including, but not limited to, statements or representations of facts, financial information, or its general affairs; (iii) damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project; and (iv) any loss or damage incurred by the Trustee as a result of violation by the Obligor of the provisions of Section 2.2 hereof, or arising out of, resulting from, or in any way connected with, the condition, use, possession, conduct, management, planning, design, acquisition, installation, renovation or sale of the Project or any part thereof to the extent not caused or occasioned by the gross negligence or willful misconduct of such Indemnified Party. The Obligor also covenants and agrees, at its expense, to pay, and to indemnify and save the Indemnified Parties harmless of, from and against, all costs, reasonable attorney fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand. In the event that any action or proceeding is brought against the Indemnified Parties by reason of any such claim or demand, the Indemnified Parties shall immediately notify the Obligor, which shall resist and defend any action or proceeding on behalf of the Indemnified Parties, including the employment of counsel, the payment of all expenses and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless the employment of such counsel has been specifically authorized by the Obligor. If such separate counsel is employed, the Obligor may join in any such suit for the protection of its own interests. The Obligor shall not be liable for any settlement of any such action effected without its consent (which consent shall not be unreasonably withheld), but if settled with the consent of the Obligor or if there be a final, unappealable judgment for the plaintiff in any such action, the Obligor agrees to indemnify and hold harmless the Indemnified Parties.

          (e)  The  indemnification   provisions  herein  contained   shall
     not   be exclusive  or in  limitation of,  but shall  be  in addition  to, the rights to indemnification of the Indemnified Persons or the Indemnified Parties under any other agreement or law by which the Obligor is bound or to which it is subject.





                                 LOAN AGREEMENT

          (f) The obligations of the Obligor under this section shall survive any assignment or termination of this Loan Agreement.

     SECTION 5.4. INSURANCE. The Obligor represents and covenants that it will keep, or cause to be kept, in force adequate insurance of a nature that entities would maintain for like facilities and in accordance with the requirements of the Reimbursement Agreement or any agreement securing the Reimbursement Agreement. It is understood and agreed that the Issuer and the Trustee shall have no duties or responsibilities whatsoever with respect to the insurance of the Project, or the performance of the Project for its designated purposes. The net proceeds received from any casualty or property insurance shall be applied as provided in Section 5.6 hereof.

     Except as required by the Reimbursement Agreement or any agreement securing the Reimbursement Agreement, the Obligor shall have the sole right and responsibility to adjust any losses with its insurers and to conduct negotiations in connection therewith.

     SECTION 5.5. EMINENT DOMAIN. In the event that title to, or the temporary use of, the Project or any part thereof shall be taken by Eminent Domain, the Obligor shall be obligated to continue to pay the Loan Payments specified in Section 4.2(a) hereof, and the Issuer shall cause any net proceeds received by it or the Trustee as a result of such eminent domain to be applied as provided in Section 5.6 hereof.

     SECTION 5.6. APPLICATION OF NET PROCEEDS OF INSURANCE AND EMINENT DOMAIN. Subject to the provisions of the Mortgage and the Security Agreement (both as defined in the Reimbursement Agreement), the net proceeds of property insurance carried with respect to the Project pursuant to the provisions hereof, the net proceeds resulting from Eminent Domain and any other amounts receivable by the Obligor, the Trustee or the Issuer pursuant to the provisions of Section 5.4 and/or Section 5.5 hereof shall with the consent of the Bank (so long as the Letter of Credit is in effect and has not been wrongfully dishonored) be applied together with such other amounts as necessary provided by the Obligor for the repair, replacement, renewal or improvement (the "Restoration") of the Project (such funds to remain with the Bank and to be drawn down by the Obligor for Restoration of the Project) and any proceeds not so used shall be used to redeem the Bonds in accordance with the provisions of the Bonds and Section 7.3 hereof. Prior to their expenditure, such amounts shall be invested so as not to have an adverse effect on the exclusion of the interest on the Bonds from the gross income of the registered owners for federal income tax purposes.

     The Obligor agrees that if the net proceeds from insurance or resulting from Eminent Domain relating to the Project is applied to the Restoration of the Project, it will restore the Project, or cause the same to be done, to a condition substantially equivalent to its condition prior to the occurrence of the event to which the net proceeds were attributable. The Obligor shall be entitled to the net proceeds of any insurance or resulting from Eminent Domain relating to property of the Obligor not constituting part of the Project as provided herein.

     SECTION 5.7. MAINTENANCE AND REPAIR. The Obligor agrees that it will maintain the Project in good repair, working order and operating condition, making from time to time all needed and proper repairs thereto.





                                 LOAN AGREEMENT

     SECTION 5.8. QUALIFICATION  IN STATE. Subject  to the provisions of
Section 5.2 hereof, the Obligor agrees that throughout the term of this Loan Agreement, it will be qualified to do business in the State.

     SECTION 5.9. LETTER OF CREDIT.

          (a) On or prior to the issuance, sale and delivery of the Bonds, the Obligor hereby covenants and agrees to obtain and deliver to the Trustee the Letter of Credit to be issued by the Bank in favor of the Trustee for the benefit of the owners from time to time of the Bonds in the form of Exhibit A to the Reimbursement Agreement. The Letter of Credit shall be dated the date of issuance and delivery of the Bonds; shall expire on December 15, 2002, and shall comply with the additional requirements stated in Section 5.01 of the Indenture.

          (b) At any time while the Letter of Credit or a Substitute Letter of Credit is in effect, subject to the provisions of the Reimbursement Agreement, the Obligor from time to time may, at its option, deliver to the Trustee a Substitute Letter of Credit in substitution for the existing Letter of Credit. The Substitute Letter of Credit shall be an irrevocable direct-pay letter of credit in substantially the same form, tenor and amount as the existing Letter of Credit and shall comply with and be delivered in compliance with the provisions of Section 5.02 of the Indenture.

     SECTION 5.10. ISSUER'S LIMITED LIABILITY. It is recognized that the Issuer's only source of funds with which to carry out its commitments with respect to this Loan Agreement will be from the proceeds from the sale of
the Bonds;  and it  is expressly  agreed   that  the  Issuer   shall  have  no
liability, obligation, or responsibility with respect to this Loan Agreement except to the extent of funds available from such Bond proceeds. If, for any reason, the proceeds from the sale of the Bonds are not sufficient to pay the Cost of the Project, the Obligor shall pay the balance of the funds necessary to pay the Cost of the Project from its own funds, and it shall not be entitled to reimbursement therefor.

     SECTION 5.11. COMPLIANCE WITH LAWS. The Obligor shall, throughout the term of this Loan Agreement and at no expense to the Issuer or Trustee,
promptly comply with all  laws,  ordinances,   orders,  rules,  regulations
and  requirements  of   duly constituted public authorities which  are
applicable to the Project or to the repair and alteration thereof, or to the use or manner of use of the Project, provided, however, that such laws, ordinances, orders, rules, regulations and requirements shall not
unlawfully  discriminate  against   the  Obligor.   Notwithstanding  the
foregoing, the Obligor shall have the right to contest the legality of any such law, ordinance, order, rule, regulation or requirement as applied to the Project provided that, in the opinion of legal counsel acceptable to the Bank, such contest shall not in any way materially and adversely affect or impair the obligations of the Obligor under this Loan Agreement or the Indenture.





                                 LOAN AGREEMENT

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.1. EVENTS OF DEFAULT. The occurrence and continuation of any one of the following shall constitute an Event of Default hereunder:

          (a) failure by the Obligor to pay or cause to be paid any amounts required to be paid as Loan Payments under this Loan Agreement on the dates and in the manner specified herein; or

          (b) failure by the Obligor to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Loan Agreement, other than as referred to in subsection (a) above, for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, is given to the Obligor by the Issuer, the Trustee or the Bank, unless (i) the Trustee and the Bank shall agree in writing to an extension of such time prior to its expiration or (ii) if the failure is such that it can be corrected but not within such 30-day period, corrective action is instituted by the Obligor within such period and diligently pursued until such failure is corrected; or

          (c) the dissolution or liquidation of the Obligor or the filing by the Obligor of a voluntary petition in bankruptcy, or failure by the Obligor promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its obligations hereunder, or an order for relief under Title 11 of the United States Bankruptcy Code, as amended from time to time, is entered against the Obligor, or a petition or answer proposing the entry of an order for relief against the Obligor under Title 11 of the United
     States  Bankruptcy  Code,  as  amended  from   time  to  time,  or  its
     reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged within 90 days after the filing thereof, or the Obligor shall fail generally to pay its debts as they become due, or a custodian (including without limitation a receiver, trustee, assignee for the benefit of creditors or liquidator of the Obligor) shall be appointed for or take possession of all or a substantial part of its property and shall not be discharged within 90 days after such appointment or taking possession, or the Obligor shall consent to or acquiesce in such appointment or taking possession, or assignment by the Obligor for the benefit of its creditors, or the entry by the Obligor into an agreement of composition with its creditors, or the adoption of a resolution by the directors of the Obligor or the taking of any other action to file a petition or answer proposing the entry of an order for relief against the Obligor under Title 11 of the United States Bankruptcy Code, as amended from time to time, or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state laws; provided, that the term "dissolution or liquidation of the Obligor," as used in this subsection (c), shall not be construed to include the cessation of the corporate existence of the Obligor resulting either from a merger or consolidation of the Obligor into or with another entity or a dissolution or liquidation of the Obligor following a transfer of all or substantially all of its assets as





                                 LOAN AGREEMENT
     an entirety, under the conditions permitting such actions contained in Section 5.2 hereof; or

          (d) any material warranty, representation or other statement made by or on behalf of the Obligor contained herein, or in any document or certificate furnished by the Obligor in compliance with or in reference hereto, is false or misleading in any material respect when made; or

          (e)  The occurrence of an Event of Default under the Indenture.

     SECTION 6.2. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred and be continuing hereunder, the Trustee may take any one or more of the following remedial steps:

          (a) The Issuer or the Trustee may exercise any right, power or remedy permitted to it by law, and shall have in particular, without limiting the generality of the foregoing, the right to declare the unpaid Loan Payments to be immediately due and payable, if concurrently with or prior to such declaration the unpaid principal of and all unpaid accrued interest on the Bonds have been declared to be due and payable under the Indenture, and upon such declaration the unpaid Loan Payments shall thereupon become forthwith due and payable in an amount sufficient to pay the principal of and interest on the Bonds under Section 8.02 of the Indenture, without presentment, demand or protest, all of which are hereby expressly waived. The Obligor shall forthwith pay to the Trustee the entire principal of and interest accrued on the Bonds.

          Any declaration of acceleration on the Bonds may be waived, rescinded and annulled pursuant to and in accordance with Section 8.11 of the Indenture.

          (b) The Issuer or the Trustee may take whatever action at law or in equity as may appear necessary or desirable to collect the payments and other amounts then due and thereafter to become due or to enforce the performance and observance of any obligation, agreement or covenant of the Obligor under this Loan Agreement, provided, however, all such action shall be with the consent of the Bank (which consent shall be required only so long as the Letter of Credit is in effect and has not been wrongfully dishonored).

          (c) The Issuer or the Trustee shall, subject to the limitations set forth in Section 5.1 of this Loan Agreement, have reasonable access to the Project and the right to inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Obligor relating to the Project or an Event of Default during regular business hours of the Obligor if reasonably necessary in the opinion of the Trustee or the Issuer.

     In case the Issuer or the Trustee shall have proceeded to enforce its rights under this Loan Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or the Trustee as the case may be, then and in every such case the Obligor, the Issuer and the Trustee shall be restored respectively to





                                 LOAN AGREEMENT
their several positions and rights hereunder, and all rights, remedies and powers of the Obligor, the Issuer and the Trustee shall continue as though no such proceeding had been taken, except to the extent of any adverse determination.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Obligor under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Obligor, or in the case of any other similar judicial proceedings relative to the Obligor, or to the creditors or property of the Obligor, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Loan Agreement and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Obligor, its creditors or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including reasonable attorney fees incurred by it up to the date of such distribution.

     SECTION 6.3. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Loan Agreement or the enforcement of the performance or observance of any obligation or agreement on the part of the Obligor herein contained, the Obligor agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees of such attorneys and such other expenses so incurred by the Issuer or the Trustee.

     SECTION 6.4. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement and the Indenture now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are given the Issuer hereunder shall also extend to the Trustee, and the Trustee and the Owners from time to time of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained.

     SECTION 6.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any agreement contained in this Loan Agreement should be breached by the Obligor and thereafter waived by the Issuer or the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.





                                 LOAN AGREEMENT

                                  ARTICLE VII

                          PREPAYMENT OF LOAN PAYMENTS

     SECTION 7.1. OBLIGATION TO PREPAY THE LOAN PAYMENTS UPON DETERMINATION OF TAXABILITY. Upon the occurrence of a Determination of Taxability the Obligor shall have, and hereby accepts, the obligation to prepay the Loan Payments as a whole, and not in part, in furtherance of its obligation under Section 4.2(a) hereof, on any date not less than 30 days or more than 60 days after the mailing by first class mail of written notice of redemption because of the occurrence of a Determination of Taxability to the registered owners of the Bonds pursuant to the terms of the Bonds. The amount to be prepaid pursuant to this Section 7.1 shall be 100% of the then outstanding principal amount of the Bonds (103% during the Fixed Rate Period) plus accrued interest to the date fixed for redemption. The Trustee shall, in accordance with Section 4.04 of the Indenture, draw upon the Letter of Credit to prepay the principal of and accrued interest on the Bonds in accordance with the terms of the Letter of Credit.

     SECTION 7.2. GENERAL OPTION TO PREPAY THE LOAN PAYMENTS. With the written consent of the Bank (so long as the Letter of Credit is in effect and has not been wrongfully dishonored), the Obligor shall have, and is hereby granted, the option to prepay the Loan Payments payable under Section 4.2(a) hereof, in whole or in part, by paying to the Trustee an amount sufficient in Available Funds to redeem all or a portion of the Bonds then Outstanding, in the manner, at the redemption prices (including premium, if any), from the sources and on the dates specified in Sections 1.03(a) and (b) of the Indenture and in the Bonds for optional redemption. The Trustee shall, in accordance with Section 4.04 of the Indenture, draw upon the Letter of Credit to prepay the principal of and any applicable redemption premium (if covered by the Letter of Credit) and accrued interest on the Bonds payable under this Section 7.2 in accordance with the terms of the Letter of Credit. The Obligor may not revoke its election to prepay all or part of the Loan Payments without the prior written consent of the Bank.

     SECTION 7.3. EXTRAORDINARY OPTIONAL PREPAYMENT. During the Fixed Rate Period and with the written consent of the Bank (so long as the Letter of Credit is in effect and has not been wrongfully dishonored), the Obligor shall have, and is hereby granted, the option to prepay the unpaid balance of the Loan Payments payable under Section 4.2(a) hereof, together with interest thereon, as may be required to redeem, pursuant to the terms of the Bonds, all Bond principal then outstanding if, in the reasonable opinion of the Obligor:

          (i) All or substantially all of the Project shall have been damaged, destroyed, condemned or taken by eminent domain and the Obligor elects not to reconstruct it; or

          (ii) the construction or operation of the Project is enjoined or prevented or is otherwise prohibited by, or conflicts with, any order,
     decree, rule or regulation  of  any  court,   or  federal,  state  or
     local   regulatory  body, administrative agency or other governmental body.

     For purpose of this Section 7.3, the "reasonable opinion of the Obligor" shall be expressed to the Trustee by delivery of a certificate of the Authorized Obligor Representative stating that it is the opinion of the Obligor that the circumstances, situations or conditions





                                 LOAN AGREEMENT
described in clause (i) or (ii) have occurred to the extent required for the Obligor to exercise the option provided.

     SECTION 7.4. PREPAYMENT FROM CONSTRUCTION FUND. The Obligor acknowledges that the Bonds are subject to mandatory redemption prior to maturity in part in authorized denominations from funds remaining on deposit in the Construction Fund (except certain funds identified in the Completion Certificate) upon the earlier of the completion of the Project in accordance with the Loan Agreement or December 1, 2000, at a redemption price of 100% of the principal amount to be redeemed plus accrued interest to the date fixed for redemption. In the furtherance of its obligations under Section 4.2(a) hereof, the Obligor shall cause the prepayment of Loan Payments from funds remaining on deposit in the Construction Fund to facilitate the mandatory redemption of Bonds.

     SECTION 7.5. OBLIGATION TO PREPAY LOAN PAYMENTS ON FAILURE TO RENEW OR REPLACE LETTER OF CREDIT. The Obligor acknowledges that the Bonds are subject to mandatory redemption prior to maturity if the Obligor does not renew the Letter of Credit or obtain a Substitute Letter of Credit at least 60 days prior to the date of expiration or termination of the Letter of Credit, all as provided in Section 1.03(e) of the Indenture, at a redemption price of 100% of the principal amount of the Bonds to be redeemed, if the Bonds bear interest at the Weekly Rate, or at a redemption price of up to 103% of the principal amount of the Bonds to be redeemed as provided in Section 1.03(e) of the Indenture, if the Bonds bear interest at the Fixed Rate.

     SECTION 7.6. NOTICE OF PREPAYMENT. In furtherance of an obligation imposed upon the Obligor or to exercise an option granted to the Obligor by Sections 7.2, 7.3 and 7.4 hereof, the Obligor shall give not less than 40 days written notice to the Issuer, the Trustee and the Bank which notice shall specify therein the date upon which prepayment will be made, which date shall be not less than 40 days from the date the notice is mailed, and shall specify that all of the outstanding Loan Payments or a specified portion thereof is to be so prepaid. The Issuer has directed the Trustee to take forthwith all steps (other than the payment of the money required to redeem the Bonds) necessary under the applicable provisions of the Indenture to effect the redemption of the Bonds (or a portion thereof) as provided in this Article VII.


                                  ARTICLE VIII

                       RECORDING AND FINANCING STATEMENTS

     SECTION 8.1. RECORDING AND FINANCING STATEMENTS. The Obligor will, at its expense, take all necessary action, if any, to maintain and preserve the lien and security interest of the Indenture and this Loan Agreement so long as any Bond remains Outstanding.

     The Obligor will, forthwith after the execution and delivery of the Indenture and thereafter from time to time, cause the Indenture to be filed, registered and recorded in that manner and in those places, if any, as may be required by law in order to publish notice of and fully to perfect and protect the lien and security interest of the Indenture and this Loan Agreement. The Obligor will pay or cause to be paid all filing, registration and recording fees incident to such filing, registration and recording, and all expenses incident to the preparation,





                                 LOAN AGREEMENT
execution and acknowledgment of such instruments of further assurance, and all federal or state fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Indenture, said financing statements and such instruments of further assurance. Copies of those filings, as filed, shall be provided to the Trustee.


                                   ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.1. NOTICES. All notices, certificates or other communications shall be sufficiently given and shall be deemed given on the first to occur of (i) two Business Days after such notices are deposited in the United States mail and sent by first class mail, postage prepaid, (ii) when the same are delivered, in each case, to the parties at the addresses set forth below or at such other address as a party may designate by notice to the other parties, or (iii) when the same are sent by facsimile or telecopy (the receipt of which is orally or electronically confirmed) promptly confirmed in writing by first class mail, postage prepaid:

     If to the Issuer:

          Michigan Strategic Fund
          P. 0. Box 30234
          Lansing, Michigan 48909
          Attention: President
          Telephone No. (517) 335-4417
          Facsimile No. (517) 335-3059

     If to the Obligor:

          Atmosphere Annealing, Inc., a Michigan corporation
          209 W. Mt. Hope
          Lansing, Michigan 48910
          Attention: Michael W. Wisti, President
          Telephone No. (517) 485-5090
          Facsimile No. (517) 482-7240

          with a copy to:

          MAXCO, Inc.
          1118 Centennial Way
          Lansing, MI 48917
          Attention: Vincent Shunsky, Vice President
          Telephone No. (517) 321-3130
          Facsimile No. (517) 321-1022





                                 LOAN AGREEMENT

     If to the Trustee:

          First of America Bank, N.A.
          1001 South Worth
          Birmingham, Michigan 48009
          Attention: Corporate Trust Department
          Telephone No. (810) 901-1433
          Facsimile No. (810) 901-2457

     If to the Bank:

          First of America Bank, N.A.
          P. O. Box 30120
          Lansing, Michigan 48909
          Attention: Commercial Loan Department
          Telephone No. (517) 334-1600
          Facsimile No. (517) 334-5489

          with a copy to:

          First of America Bank, N.A.
          108 East Michigan Avenue
          Kalamazoo, Michigan 49007
          [Mail Code K-BO1-2C]
          Attention: Corporate and Municipal Finance Division
          Telephone No. (616) 376-9040
          Facsimile No. (616) 376-9152

A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Obligor to the other shall also be given to the Trustee and the Bank.

     SECTION 9.2. ASSIGNMENTS. The Issuer shall assign and pledge to the Trustee its right, title and interest in and to this Loan Agreement as provided by Section 4.4 hereof, and the Obligor may with the consent of the Bank (so long as the Letter of Credit is in effect and has not been wrongfully dishonored) assign to any surviving, resulting or transferee corporation or entity its rights and obligations under this Loan Agreement as provided by Section 5.2 hereof.

     SECTION 9.3. SEVERABILITY. If any provision of this Loan Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

     SECTION   9.4.  EXECUTION   OF  COUNTERPARTS.   This  Loan   Agreement
may   be simultaneously executed in several  counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     SECTION 9.5. AMOUNTS REMAINING IN ANY FUND OR WITH TRUSTEE. It is agreed by the parties hereto that after payment in full of (i) the principal of, premium, if any, and interest on





                                 LOAN AGREEMENT
the Bonds, (ii) the fees, charges, indemnities and expenses of the Issuer, the Trustee and the Tender Agent in accordance herewith and with the Indenture (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Obligor that it has fully paid all such fees, charges, indemnities and expenses), and (iii) all other amounts required to be paid under this Loan Agreement and the Indenture, any amounts remaining in any fund or account maintained under this Loan Agreement or the Indenture, (other than amounts in the Rebate Fund under Section 4.06 of the Indenture) and not applied to the principal of, premium, if any, and interest on the Bonds shall belong to and be paid to the Obligor by the Trustee, provided, that, prior to making any payments, Trustee shall request a written statement from the Bank as to whether or not the Bank has been reimbursed by the Obligor for any and all drawings under the Letter of Credit pursuant to the Reimbursement Agreement or whether any other obligations are then due and owing to the Bank under the Reimbursement Agreement, and such amounts remaining in the Bond Fund shall, upon written notice from the Bank that the Obligor has not reimbursed the Bank under the Reimbursement Agreement for any such drawing under the Letter of Credit or for any other obligation then due and owing to the Bank under the Reimbursement Agreement (which notice shall state the unreimbursed amount), belong to and be paid to the Bank by the Trustee to the extent that the Obligor has not so reimbursed the Bank.

     SECTION 9.6. AMENDMENTS, CHANGES, AND MODIFICATIONS. Except as otherwise provided in this Loan Agreement or the Indenture, subsequent to the initial issuance of the Bonds and prior to their payment in full, this Loan Agreement may not be effectively amended, changed, modified, altered, or terminated without the written consent of the Trustee and the Bank (so long as the Letter of Credit is in effect and has not been wrongfully dishonored).

     SECTION 9.7. GOVERNING LAW. This Loan Agreement shall be governed exclusively by and construed in accordance with the applicable law of the State.

     SECTION 9.8. AUTHORIZED OBLIGOR REPRESENTATIVE. Whenever under the provisions of this Loan Agreement the approval of the Obligor is required or the Obligor is required to take some action at the request of the Issuer, the Trustee or the Bank, such approval or such request shall be given for the Obligor by the Authorized Obligor Representative, and the Issuer, the Trustee, and the Bank shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee or the Bank as a result of any such action taken.

     SECTION 9.9. TERM OF LOAN AGREEMENT. This Loan Agreement shall be in full force and effect from the date hereof, and shall continue in effect until the payment in full of all principal of, premium, if any, and interest on the Bonds, or provision for the payment thereof shall have been made pursuant to Article XIII of the Indenture, all fees, charges, indemnities and expenses of the Issuer and the Trustee have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Obligor that it has fully paid all such fees, charges, indemnities and expenses) and all other amounts due hereunder have been duly paid or provision made for such payment and all obligations of the Obligor to the Bank under the Reimbursement Agreement have been paid. All representations, certifications and covenants by the Obligor as to the indemnification of various parties as described in
Section 5.3 hereof, the payment of fees and expenses of the





                                 LOAN AGREEMENT

Issuer and the Trustee as described in Section 6.3 hereof, and all matters affecting the tax-exempt status of the Bonds shall survive the termination of this Loan Agreement.

     SECTION 9.10. BINDING EFFECT. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Obligor and their respective successors and assigns; subject, however, to the limitations contained in Sections 4.4 and 5.2 hereof.

     SECTION 9.11. REFERENCES TO BANK AND LETTER OF CREDIT. At any time while the Letter of Credit has been wrongfully dishonored, all references to the Bank and the Letter of Credit shall be ineffective.

     SECTION 9.12. ISSUER NOT LIABLE. Notwithstanding any other provision of this Loan Agreement (a) the Issuer shall not be liable to the Obligor, the Trustee, the owners of Bonds or any other person for any failure of the Issuer to take action under this Loan Agreement unless the Issuer (i) is requested in writing by an appropriate person to take such action, (ii) is assured to its satisfaction of payment of, indemnification against or reimbursement for any expenses in such action and (iii) is afforded a reasonable period under the circumstances to take such action, and (b) neither the Issuer nor any member of the Issuer or any other official or employee of the Issuer or the State shall be liable to the Obligor or any other person for any action taken by its officers, servants, agents, members, counsel or employees, or for any failure to take action under this Loan Agreement except that the Issuer agrees to take, or refrain from, any action required by an injunction and to comply with any final judgment for specific performance. In acting under this Loan Agreement, or in refraining from acting under this Loan Agreement, the Issuer may conclusively rely on the advice of its counsel. Nothing in this Loan Agreement is a covenant, stipulation, obligation or agreement of any present or future employee, member, counsel or agent of the Issuer or the State in his individual capacity, and neither the members of the Issuer nor any official executing this Loan Agreement or the Bonds shall be subject to any personal liability or accountability by reason of such execution by the Issuer or any officer or employer of the Issuer.

     SECTION 9.13. CONTINUING DISCLOSURE. The Obligor hereby covenants and agrees that it will comply with and carry out all of the provisions of any Continuing Disclosure Agreement that may be required in connection with the underwriting or remarketing of the Bonds, including remarketing in connection with a conversion of the Bonds to the Fixed Rate as provided in the Indenture. Notwithstanding any other provision of this Loan Agreement, failure of the Obligor to comply with the Continuing Disclosure
Agreement shall not be considered an Event of Default; however, the Trustee may (and, at the request of the Underwriter or the Owners of at least 25% in aggregate principal amount of the Outstanding Bonds and upon indemnification of the Trustee for such actions as provided in the Indenture, shall), or any Bondholder or Beneficial Owner may, take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Obligor to comply with its obligations under this Section 9.13.

     SECTION 9.14. REDEMPTION OF BONDS. Pursuant to the Reimbursement Agreement between the Obligor and the Bank the Obligor has agreed to cause Bonds to be optionally redeemed pursuant to a schedule set forth in the Reimbursement Agreement resulting in a weighted average life of 5.20
years for  the Bonds.   The  Obligor covenants not to agree with the Bank to
amend





                                 LOAN AGREEMENT
this schedule so as to defer the payment of principal beyond the dates set forth therein without first obtaining a written opinion of Bond Counsel and the Attorney General that such amendment will not adversely affect the exclusion of interest on the Bonds from gross interest for purposes of
federal income taxation.   Nothing in this Section  9.14 shall be construed to
restrict the right of the Obligor, with the consent of the Bank, to cause the redemption of the Bonds more rapidly than set forth in such schedule.

     IN WITNESS WHEREOF, the Issuer and the Obligor have caused this Loan Agreement to be executed in their respective names by their duly authorized agents, all as of the date first above written.

                            MICHIGAN STRATEGIC FUND

                              By
                                   _____________________________________________
                                   Gordon B. Alexander
                              Its: Authorized Officer



                              ATMOSPHERE ANNEALING, INC.

                              By:  _____________________________________________

                              Its: Treasurer





                                 LOAN AGREEMENT

                                   EXHIBIT A

                             DESCRIPTION OF PROJECT

     This Exhibit A to Loan Agreement dated as of December 1, 1997, between the Michigan Strategic Fund and Atmosphere Annealing, Inc., a Michigan corporation.

     The Project consists of the acquisition and installation of equipment in manufacturing facilities of the Obligor located in the City
of  Lansing, Ingham County, Michigan.   The Obligor will own  the Project and
use the buildings and real property together with the new machinery and equipment for manufacturing operations providing heat treating services, phosphate and zinc coating and shearing/sawing operations of bar steel to the forging and cast iron (primarily automotive) industries. The Issuer will issue and sell its Bonds and loan the money to the Obligor for the financing of the Project and other expenses incidental thereto pursuant to and in compliance with the Act, provided, however, that the Project Costs and the cost of all acts and requirements incident thereto shall be paid solely from the proceeds of the sale of the Bonds or from moneys provided by the Obligor.





                                 LOAN AGREEMENT
                                    Page A-1

                                   EXHIBIT B

                                  PROJECT SITE

     This Exhibit B to Loan Agreement dated as of December 1, 1997, between the Michigan Strategic Fund and Atmosphere Annealing, Inc., a Michigan corporation.

     The Project is located on real property situated in the City of Lansing, County of Ingham, State of Michigan, described as follows:

209 W. MOUNT HOPE PROPERTY

     Land in the City of Lansing, Ingham County, Michigan, described as:

     Parcel No. 1:
     Lot 4, Rockford Subdivision, according to the recorded plat thereof, as recorded in Liber 6 of Plats, page 44, Ingham County Records.

     Parcel No. 2:
     Lot 6, Rockford Subdivision, according to the recorded plat thereof, as recorded in Liber 6 of Plats, page 44, Ingham County Records.

     Parcel No. 3:
     Commencing 89.5 feet South of the Southwest corner of Lot 23, Rockford Subdivision, thence South 38 feet, thence East 121.5 feet, thence North 38 feet, thence West 121.5 feet to the place of beginning, being a part of the Northwest 1/4 of Section 28, Town 4 North, Range 2 West.

     Parcel No. 4:
     Lot 23, Rockford Subdivision, according to the recorded plat thereof, as recorded in Liber 6 of Plats, page 44, Ingham County Records.

     Parcel No. 5:
     Commencing 203.5 feet South of the Southwest corner of Lot 23, Rockford Subdivision, thence South 38 feet, thence East 121.5 feet, thence North 38 feet, thence West 121.5 feet to the place of beginning, being a part of the Northwest 1/4 of Section 28, Town 4 North, Range 2 West.

     Parcel No. 6:
     Commencing 127.5 feet South of the Southwest corner of Lot 23, Rockford Subdivision, thence South 38 feet, thence East 121.5 feet, thence North 38 feet, thence West 121.5 feet to the place of beginning, being a part of the Northwest 1/4 of Section 28, Town 4 North, Range 2 West.

     Parcel No. 7:
     Commencing 241.5 feet South of the Southwest corner of Lot 23, Rockford Subdivision, thence South 39.5 feet, thence East 121.5 feet, thence North 39.5





                                 LOAN AGREEMENT
                                    Page B-1
     feet, thence West 121.5 feet to the place of beginning, being a part of the Northwest 1/4 of Section 28, Town 4 North, Range 2 West.

     Parcel No. 8:

     Lots 17 through 20, inclusive, Rockford Subdivision, according to the recorded plat thereof, as recorded in Liber 6 of Plats, page 44, Ingham
     County Records,  ALSO, Commencing  at   the  Northeast  corner  of  Lot
     20, Rockford Subdivision, thence Southwesterly 212.5 feet to the South line of Lot 19, thence West 667.2 feet, thence South 120 feet, thence West
     121.5 feet to the East line of Osband Avenue, thence South 50 feet, thence East 121.5 feet, thence South 231 feet, thence West 121.5 feet, thence South 191 feet to the Northerly corner of Lot 120, Duplex Park Addition, thence East 50 feet, thence Southeasterly 181.1 feet to the Southeasterly corner of Lot 120, Duplex Park Addition, thence Southeasterly 100 feet on Easterly line of Lot l20, Duplex Park Addition, extended to the Northerly line of New York Central Railroad, thence Northeasterly along railroad right of way 1600 feet to the South line of W. Mt. Hope Road, thence West 500 feet to the place of beginning, being a part of the Northwest 1/4 of Section 28, Town 4 North, Range 2 West.


1801 BASSETT PROPERTY

     The property is legally described by:

     Parts of Lots 12, 15, 16 and 21 through 26 including commencing on the South line of Bassett Street 24.95 feet South of Northeast corner of Lot 21, thence South 132 feet West 34.3 feet, South 56.5 feet, West 40 feet, South 141.5 feet, West 92 feet, South 132 feet, East 123.75 feet, South 165 feet, West 187.75 feet, North 114.96 feet, West 35 feet, North 50 feet, West 70.3 feet, Northerly 461.91 feet to South line of said street, East 335.56 feet to beginning, Assessors Plat No. 11, City of Lansing, Ingham County, Michigan.





                                 LOAN AGREEMENT
                                    Page B-2

                                   EXHIBIT C

                            REQUISITION CERTIFICATE


TO:       First of America Bank, N.A., as Trustee

FROM:     Atmosphere Annealing, Inc., a Michigan corporation (the "Obligor")

SUBJECT: Loan Agreement dated as of December 1, 1997, between the Michigan Strategic Fund (the "Issuer") and the Obligor (the "Loan Agreement")



     This represents Requisition Certificate No. ____ in the total amount of $______ ____ for payment of those Costs of the Project detailed in the schedule attached.

     The undersigned certifies that:

     1. All of the expenditures for which moneys are requested hereby represent proper Project Costs, have not been included in a previous Requisition Certificate and have been properly recorded on the Obligor's books.

     2. The moneys requested hereby are not greater than those necessary to meet obligations due and payable or to reimburse the Obligor for funds actually advanced for Costs of the Project. The moneys requested do not include retention or other moneys not yet due or earned under construction contracts.

     3. At least 95% of the sum of the payments herein requested from the Construction Fund and all other payments from the proceeds of the Bonds heretofore made from the Construction Fund have been used to finance the acquisition and installation of equipment which property other than land is of a character subject to the allowance for depreciation under Section 167 of the Code, and no more than 5% of the sum of the payments herein requested from the Construction Fund and all other payments from the proceeds of the Bonds heretofore made from the Construction Fund has been or will be used, directly or indirectly, as working capital or Issuance Costs (subject to the 2% limitation set forth in Section 147(g) of the Code).





                                 LOAN AGREEMENT
                                    Page C-1

     4. Pursuant to Section 4.03(c) of the Indenture, the undersigned certifies on behalf of the Obligor that:

          a) the expenditures for which payment is to be made or for which reimbursement is requested are listed in summary form in the attached schedule;

          b)   that the  amounts requested are to be or have been paid by the
               Obligor for   property   or  to   contractors,   subcontractors,
               materialmen, engineers, architects, or other persons who will perform or have performed necessary or appropriate services or will supply or have supplied necessary or appropriate materials for the acquisition, construction, renovation, equipping, and installation of the Project, as the case may be, and that, to the best of my knowledge, the fair value of such property, services, or materials is not exceeded by the amounts requested to be paid;

          c) that no part of the several amounts requested to be paid to the Obligor, as stated in such schedule, has been or is the basis for the payment of any money in any previous or then pending request;

          d) that the payment of the amounts requested will not result in a breach of any of the covenants of the Obligor contained in the Loan Agreement; and

          e) that the expenditure of such amounts to be paid, when added to all previous disbursements from the Construction Fund, will
               result in  at least   95%  of   the   total  of   such
               disbursements,   other  than disbursements for  issuance
               expenses, being used to provide property of a character subject to the allowance for depreciation under the Internal Revenue Code of 1986, as amended (the "Code"), (which expenditures are amounts paid or incurred which are, for federal income tax purposes, chargeable to the Project's capital account or would be so chargeable either with a proper election by the Obligor [for example, under section
               266 of the Code] or but for a proper election by the Obligor to deduct such amounts).

     5.   The  Obligor   is  not  in   default  under  the  Loan   Agreement
          or the Reimbursement Agreement and nothing has occurred to the knowledge of the Obligor that would prevent the performance of its obligations under the Loan Agreement or the Reimbursement Agreement.





                                 LOAN AGREEMENT
                                    Page C-2

     6. Delivered herewith are all of the documents in form and content required by Section 4.03 of the Indenture.

     7. The terms used in this Requisition Certificate shall have the same meaning as in the Loan Agreement.

Executed this ______ day of _____________________, 19__.

                           ATMOSPHERE ANNEALING, INC.

                           BY:_______________________________________
                                Authorized Obligor Representative



Approved:

FIRST OF AMERICA BANK, N.A.,
as Letter of Credit Bank
                                                        Dated:________________

By: _______________________________

Its: ______________________________





                                 LOAN AGREEMENT
                                    Page C-3

                SCHEDULE TO REQUISITION CERTIFICATE NO.
                                                        --------
Payee and Location                                                     Amount
------------------                                                     ------




Reimbursement to Obligor                                                Amount
------------------------                                                ------




                                 LOAN AGREEMENT
                                    Page C-4

                                   EXHIBIT D

                             COMPLETION CERTIFICATE

TO:       Michigan Strategic Fund (the "Issuer")
          First of America Bank, N.A., as Letter of Credit Bank
          First of America Bank, N.A., as Trustee

FROM:     Atmosphere Annealing, Inc., a Michigan corporation (the "Obligor")

SUBJECT: Loan Agreement dated as of December 1, 1997, between the Issuer and the Obligor (the "Loan Agreement")

     The undersigned hereby certify:

     1. The Project has been substantially completed in such manner as to conform with all applicable zoning, planning and building regulations of the governmental authorities having jurisdiction of the Project, as of _______ __________, 19__ (the "Completion Date").

     2. The Costs of the Project have been paid in full except for those not yet due and payable, which are described below and for which moneys for payment thereof are being held in the Construction Fund and will, in all events, be paid prior to December 1, 2000:

          Cost of the Project not yet due and payable:

          Description                                        Amount


                                                             $_______

                                                    Total    $_______

     3. The moneys in the Construction Fund in excess of the totals set forth in 2 above represent surplus bond proceeds and the Trustee is hereby authorized and directed to transfer all such surplus bond proceeds to the Bond Fund for use as provided in Section 1.03(f) of the Indenture.

     4. No Event of Default has occurred under the Loan Agreement or the Reimbursement Agreement nor has any event occurred which





                                 LOAN AGREEMENT
                                    Page D-1
          with the giving of notice or lapse of time or both shall become such an Event of Default. Nothing has occurred to the knowledge of the Obligor that would prevent the performance of its
          obligations  under  the  Loan  Agreement   or  the  Reimbursement
          Agreement.

     5. The terms used in this Completion Certificate shall have the same meaning as in the Loan Agreement.

     This certificate is given without prejudice to any rights against third parties which exist at the date hereof or which may subsequently come into being.

     Executed this ________ day of ______________, 19___.


                                    ATMOSPHERE ANNEALING, INC.


                                    By:____________________________________

                                    Its: Authorized Obligor Representative





                                 LOAN AGREEMENT
                                    Page D-2